Exhibit 10.6

PHOENIX CAPITAL GROUP HOLDINGS, LLC

PROFITS INTEREST AWARD AGREEMENT

This Profits Interest Award Agreement (this “Agreement”) is made effective as of February 1, 2020 (the “Award Date”), by and between Phoenix Capital Group Holdings, LLC, a Delaware limited liability company (the “Company”), and Curtis Allen (“Grantee”). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Company’s Limited Liability Company Agreement, effective April 23, 2019, as amended by certain amendments, First and Second, effective April 23, 2019, (the “Operating Agreement”), a copy of which is attached hereto as Exhibit A. Certain capitalized terms used herein are also defined in Article IV.

ARTICLE I

PROFITS INTEREST

1.1 Award; Issuance. Subject to the terms and provisions of this Agreement and the Operating Agreement, pursuant to Paragraph 5.2.2 of the Company Operating Agreement the Company hereby awards and issues to Grantee a Profits Interest in the Company constituting an 3.5% Percentage Interest (the “Awarded Interest”). The Awarded Interest is intended to represent a “profits interests” as that term is used in Revenue Procedure 93-27, as clarified by Revenue Procedure 2001-43. The Awarded Interest will vest according to the terms of Paragraph 1.3. For purposes of this Agreement, the vested portion of the Awarded Interest shall be the “Vested Interest” and the Awarded Interest to the extent not vested shall be the “Unvested Interest.”

1.2 Initial Capital Account Balance. In accordance with Paragraph 5.2.2 of the Operating Agreement, the initial balance in Grantee’s Capital Account related to the Awarded Interest shall be zero.

1.3 Vesting Restrictions. The Awarded Interest is 100% vested as of the Award Date.

1.4 Member Rights. Grantee shall have all the rights of a Member with respect to the entire Awarded Interest upon execution of the Joinder Agreement whereby the Grantee agrees to be bound by the Company’s Operating Agreement.

ARTICLE II

TAX CONSIDERATIONS

2.1 In General. GRANTEE ACKNOWLEDGES THAT HE HAS BEEN ADVISED BY THE COMPANY THAT HE SHOULD CONSULT WITH AND MUST RELY ONLY UPON THE ADVICE OF HIS INDEPENDENT TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE ISSUANCE OF THE AWARDED INTEREST, INCLUDING THE NEED FOR OR APPROPRIATENESS OR FILING AN ELECTION UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE.

2.2 Pass-Through Entity. GRANTEE ACKNOWLEDGES THAT THE COMPANY IS TAXED AS A PARTNERSHIP FOR UNITED STATES FEDERAL (AND, WHERE APPROPRIATE, STATE) INCOME TAX PURPOSES AND THAT, AS A RESULT OF SUCH STATUS, ITEMS OF INCOME, GAIN, LOSS, DEDUCTION AND CREDIT OF THE COMPANY WILL PASS-THROUGH FROM THE COMPANY TO GRANTEE AND WILL BE REQUIRED TO BE REPORTED ON THE UNITED STATES FEDERAL (AND, WHERE APPROPRIATE, STATE) INCOME TAX RETURNS OF GRANTEE, GRANTEE WILL LOOK SOLELY TO, AND RELY UPON, HIS OWN ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE OWNERSHIP OF THE AWARDED INTEREST.

ARTICLE Ill

GENERAL PROVISIONS

3.1 Further Assurances. Grantee hereby agrees to take whatever additional action and execute whatever additional documents the Company may in its judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Grantee or the Awarded Interest pursuant to the express provisions of this Agreement.

3.2 Investment Representations. The Grantee represents and warrants to the Company that the Grantee is acquiring the Awarded Interests for the Grantee’s own account and not with a view to or for sale in connection with any distribution of the Awarded Interests. The Grantee acknowledges that the Awarded Interests: (a) have not been and will not be registered under the Securities Act or any other applicable law of the United States; (b) have not been approved, disapproved or recommended by any U.S. federal, state or other securities commission or regulatory authority; and (c) constitute “restricted securities” within the meaning of Rule 144 under the Securities Act and cannot be resold or transferred unless they are registered under the Securities Act or an exemption from registration is available. The Grantee hereby agrees that all the Awarded Interests Grantee hereby acquired pursuant to this Agreement shall be subject to certain restrictions on transfer as set forth in the Operating Agreement.

3.3 Agreement is Entire Contract. This Agreement, the Joinder Agreement, the Operating Agreement and the Employee’s employment agreement with the Company constitutes the entire contract between the parties hereto with regard to the subject matter hereof.

3.4 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State without resort to that State’s conflict-of-laws rules.

3.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

3.6 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Grantee and Grantee’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement or agreed in writing to join herein and be bound by the terms and conditions hereof.

3.7 No Employment or Service Contract. Nothing in this Agreement shall confer upon Grantee any right to continue in the Service of the Company (or any parent, affiliate or subsidiary entity of the Company) for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any parent, affiliate or subsidiary entity of the Company) or Grantee, which rights are hereby expressly reserved by each, to terminate Grantee’s Service at any time for any reason whatsoever, with or without cause.

3.8 Notices. Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and personally delivered, or sent by overnight courier or certified mail return receipt requested, or by telephone or facsimile, if such telephone conversation or facsimile is followed by a hard copy of the telephone conversation or facsimile communication sent by overnight courier or certified mail return receipt requested, charges prepaid and addressed to the address for notice purposes set forth in this Agreement, or to such other address as such Person may from time to time specify by notice to the Company and Members. Any such notice shall be deemed to be delivered, given, and received for all purposes as of the date so delivered. Any correctly addressed notice that is refused, unclaimed, or undeliverable because of an act or omission of the party to be notified shall be deemed effective as of the first date that said notice was refused, unclaimed, or deemed undeliverable by the postal authorities, messenger, or overnight delivery service

3.9 No Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

3.10 Limited Power of Attorney. Grantee does hereby irrevocably constitute and appoint the Manager of the Company and its duly authorized officers as Grantee’s true and lawful agent and attorney-in-fact to execute the Operating Agreement, with full power of substitution and resubstitution, and Grantee hereby ratifies and confirms all actions taken by the attorney-in-fact by virtue hereof. This power of attorney is irrevocable by Grantee in as much as it is coupled with an interest.

3.11 Conflicting Provisions. In case of any conflict between the terms of this Agreement and the terms of the Operating Agreement, the terms of the Operating Agreement shall govern and prevail and conflicting and additional terms and conditions contained herein shall be deemed deleted and shall not be binding upon the parties.

ARTICLE IV

DEFINITIONS

4.1 Manager. “Manager” means the acting manager of the Company.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date stated below.

COMPANY:

Phoenix Capital Group Holdings, LLC

By:	/s/ Lindsey Wilson
Lindsey Wilson, Manager 4/29/2020

GRANTEE:

/s/ Curtis Allen
Curtis Allen 4/28/2020

Address for Notice Purposes:
21425 Ladeene Ave
Torrance, CA 90503